Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-91339, 333-37730 and 333-100892) of Retek Inc. of our report dated January 26, 2005, relating to the financial statements of Syncra Systems, Inc., which appears in the Amendment No. 1 to Current report on Form 8-K/A of Retek Inc. dated January 27, 2005.

/s/ PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota
January 27, 2005